                                                                   Exhibit 10.5

                                                                 Execution Copy
                                                                 --------------


                       NAVIGATION TECHNOLOGIES CORPORATION
                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of September 18, 2000, by and between Navigation Technologies Corporation, a Delaware corporation (the "Company"), and John MacLeod ("Executive").

                  The execution and delivery of this Agreement by the Company and Executive are conditions to the Company's grant of an option to Executive to purchase shares of the Company's common stock pursuant to, and in accordance with, a Stock Option Agreement of even date herewith by and between Executive and the Company.

                  In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement, for the period beginning on the date hereof and ending as provided in Section 4 hereof (the "Employment Period").

                  2.  Position and Duties.

                  (a) During the Employment Period, Executive shall serve as Executive Vice President North America of the Company and shall have the normal duties, responsibilities, functions and authority of such position, subject to the powers of the board of directors of the Company (the "Board") and the Company's President and Chief Executive Officer (the "CEO") to expand or limit such duties, responsibilities, functions and authority and to override actions of officers of the Company.

                  (b) During the Employment Period, Executive shall report to the CEO and shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries. Executive shall perform his duties, functions and responsibilities to the Company and its Subsidiaries to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. Executive's principal place of business will be located in the Chicago, Illinois metropolitan area (the "Principal Office"), and his primary business activities will be conducted from within the Principal Office other than as conducted by Executive while engaged in business travel for the Company.

                  (c) For purposes of this Agreement, "Subsidiaries" shall mean any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company, directly or through one of more Subsidiaries.

                  3.  Compensation and Benefits.

                  (a) During the Employment Period, Executive's base salary shall be $300,000.00 per annum or such higher rate as the Board or the CEO may determine from time to time (as adjusted from time to time, the "Base Salary"), which salary shall be payable by the Company in accordance with the Company's general payroll practices. In addition, the Board may, in accordance with the Company's annual discretionary bonus plan, award an annual bonus to Executive of up to 50% of his Base Salary for each full calendar year in which Executive is employed with the Company or any of its Subsidiaries; it being understood and agreed, however, that the minimum annual bonus for the period commencing on the date hereof and ending on December 31, 2000 shall be $60,000.00. Each bonus payment to be made to Executive pursuant to this Section 3(a) shall be paid on or before March 31st of the calendar year immediately following the period to which such bonus relates.

                  (b) During the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which all senior executive employees of the Company and its Subsidiaries are generally eligible. In addition, upon written request to the Company at anytime prior to the first anniversary of the date hereof, Executive shall be entitled, subject to compliance with the Company's relocation policy, to a one-time reimbursement of reasonable moving and relocation expenses for purposes of relocating the principal residence of Executive and his immediate family (i.e., spouse and dependent children) to the Chicago, Illinois metropolitan area.

                  (c) During the Employment Period, the Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties and responsibilities under this Agreement to the extent such expenses are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses. Notwithstanding any implication to the contrary contained herein, however, except for the one-time relocation benefit described in Section 3(b) above, the Company will reimburse Executive for expenses incurred by Executive in connection with his commute between Executive's principal residence and the Principal Office (or vice-versa) only until the earlier to occur of (i) the first anniversary of the date hereof and (ii) Executive's relocation of his principal residence to the Chicago, Illinois metropolitan area.

                  (d) All amounts payable to Executive as compensation hereunder shall be subject to all required withholding by the Company.

                  4. Termination.

                  (a) The Employment Period shall continue until Executive's resignation, disability (as determined by the Board in its good faith judgment) or death or until the Board or the CEO terminates Executive's employment with or without Cause (as defined in Section 4(d) below)). Except as otherwise provided herein, (i) a termination of the Employment Period by the Company without Cause shall be effective upon the 30th day following the delivery to Executive of a written notice of such termination, provided that the Company shall be entitled to revoke such notice of termination at anytime prior to such 30th day, in which case the Employment Period shall continue as if such notice had never been delivered to Executive, and (ii) a termination of the Employment Period with Cause shall be effective upon the delivery to Executive of a written notice of such termination, provided that such written notice shall contain a detailed description of the Company's basis for such termination.

                  (b) In the event the Employment Period is terminated by the Company without Cause or by Executive with Good Reason (as defined in Section 4(e) below), Executive shall be entitled to (i) receive from the Company an aggregate amount equal to Executive's Base Salary, and (ii) continue to participate in all of the Company's employee benefit programs for which all senior executive employees of the Company and its Subsidiaries are then generally eligible (other than bonus and incentive compensation plans) from the date of such termination through the first anniversary of the date of such termination. The amount payable, if any, pursuant to this Section 4(b) shall be paid in 12 regular monthly installments commencing on the last day of the month immediately following the date of such termination (or, at the Company's sole discretion, in one lump sum payment within 30 days following termination of the Employment Period; provided that such lump sum payment shall be equal to the present value of the payments otherwise payable pursuant to this Section 4(b), discounted at a rate of 10% per annum).

                  (c) In the event the Employment Period is terminated under any circumstances not covered by Section 4(b) above, Executive shall be entitled to receive his Base Salary through the date of termination and shall not be entitled to any other salary, compensation or benefits from the Company or its Subsidiaries thereafter.

                  (d) Notwithstanding anything in this Section 4 to the contrary, Executive shall only be entitled to receive, and the Company shall only be obligated to provide, the payments and benefits set forth in Section 4(b) above if Executive has executed and delivered to the Company a General Release in form and substance substantially similar to Exhibit A attached hereto and, then, for only so long as Executive has not breached any provision of
Section 5 of this Agreement or any provision of that certain Proprietary Information and Inventions Agreement, dated as of the date hereof, by and between Executive and the Company (the "Proprietary Rights Agreement"). In addition, the amounts payable, if any, pursuant to Section 4(b) above shall be reduced on a dollar for dollar basis by the amount of any compensation received by Executive in connection with any other employment during (i) the one year period immediately following the termination of the Employment Period (the "Severance Period"). Upon request from time to time, Executive shall furnish the Company with a true and complete certificate specifying any compensation earned and/or received by Executive during the Severance Period. Except as otherwise expressly provided herein, all of Executive's rights to salary, bonuses, fringe benefits and other compensation hereunder which would otherwise accrue or become payable after the termination of the Employment Period shall cease upon such termination, other than those expressly required under applicable law (such as COBRA). The Company may offset any amounts Executive owes the Company or its Subsidiaries against any amounts the Company or any of its Subsidiaries owes Executive hereunder.

                  (d) For purposes of this Agreement, "Cause" means (i) the commission by Executive of a felony or a crime involving moral turpitude or the commission by Executive of any other act or omission involving dishonesty or fraud with respect to the Company or any of its Subsidiaries or any of their respective customers or suppliers, (ii) conduct by Executive tending to bring the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure by Executive, after the Company provides Executive with written notice of such failure, to perform duties of the office held by Executive as reasonably directed by the Board, (iv) gross negligence or willful misconduct by Executive with respect to the Company or any of its Subsidiaries, (v) any breach by Executive of the Proprietary Rights Agreement or Section 5 of this Agreement.

                  (e) For purposes of this Agreement, "Good Reason" means (i) a significant diminution by the Company of Executive's duties and responsibilities as compared to the duties and responsibilities of Executive as of the date hereof and/or (ii) a reduction by the Company of Executive's Base Salary to an amount below his initial Base Salary.

                  5. Non-Compete, Non-Solicitation. In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company and its Subsidiaries he will become familiar with the Company's trade secrets and with other confidential information concerning the Company and its Subsidiaries and that his services will be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, Executive agrees that:

                  (a) during the Employment Period and for one year thereafter (the "Noncompete Period"), Executive shall not, directly or indirectly, own any interest in, manage, control, participate in, consult with, render services for, or in any other manner engage in any enterprise in the business of (i) creating, managing, adapting, applying, formatting, distributing, selling and/or licensing land map information databases representing roadways and related information, with or without additional location-dependent information, such as points-of-interest, traffic, weather, construction and other similar information, (ii) related database creation, access management, aggregation, updating and/or distribution of software, (iii) vehicle navigation software and logical extensions thereof, and/or (iv) providing consulting and/or other services in the fields of map databases and vehicle navigation and related software, in each case within any geographical area in which the Company or any of its Subsidiaries engage (or have definitive plans to engage in such businesses as of the date of termination) during the Noncompete Period. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation;

                  (b) during the Noncompete Period, Executive shall not directly or indirectly through another person or entity (i) induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary in a position above the level of Manager at any time during the Employment Period, and/or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its Subsidiaries to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its Subsidiaries (including, without limitation, making any negative or disparaging statements or communications regarding the Company or any of its Subsidiaries);

                  (c) if, at the time of enforcement of this Section 5, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive acknowledges that the restrictions contained in this Section 5 are reasonable and that he has reviewed the provisions of this Agreement with his legal counsel;

                  (d) in the event of the breach or a threatened breach by Executive of any of the provisions of this Section 5, the Company, in addition and supplementary to other rights and remedies existing in its favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violation of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this
Section 5, the Noncompete Period shall be tolled until such breach or violation has been duly cured; and

                  (e) the provisions of this Section 7 are in consideration of:
(i) employment with the Company, (ii) a grant to Executive of certain options to purchase shares of the Company's common stock and (iii) additional good and valuable consideration as set forth in this Agreement. In addition, Executive agrees and acknowledges that the restrictions contained in this Section 5 and in the Proprietary Rights Agreement do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive's ability to earn a living. In addition, Executive agrees and acknowledges that the potential harm to the Company and/or its affiliates of the non-enforcement of this Section 5 and/or the Proprietary Rights Agreement outweighs any potential harm to Executive of its enforcement by injunction or otherwise. In addition, Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon Executive by this Agreement and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company now existing or to be developed in the future. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

                  6. Executive's Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii)

Executive is not a party to or bound by any employment agreement, noncompete agreement, confidentiality agreement or other similar agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

                  7. Survival. This Agreement shall survive and continue in full force in accordance with its terms notwithstanding the termination of the Employment Period.

                  8. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

                  Notices to Executive:

                  John MacLeod
                  14 Portuguese Boulevard Road
                  Rolling Hills, California 90274

                  Notices to the Company:
                  ----------------------

                  Navigation Technologies Corporation
                  10400 West Higgins Road
                  Rosemont, IL 60018-3701
                  Attention:  Chief Executive Officer

                  With a copy to:
                  --------------

                  Navigation Technologies Corporation
                  10400 West Higgins Road
                  Rosemont, IL 60018-3701
                  Attention:  General Counsel

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

                  9. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  10. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  11. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

                  12. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together constitute one and the same agreement.

                  13. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his duties or obligations hereunder without the prior written consent of the Company.

                  14. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

                  15. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company (as approved by the Board) and Executive, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement (including, without limitation, the Company's right to terminate the Employment Period for Cause) shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

                  16.      Arbitration.

                  (a) Except with respect to disputes and claims under Section 5 hereof (which may be pursued in any court of competent jurisdiction as specified below and with respect to which each party shall bear the cost of such party's own attorneys' fees and expenses, except to the extent otherwise required by applicable law), each party hereto agrees that arbitration, pursuant to the procedures set forth in the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (as adopted and effective as of June 1, 1997 or such later version as may then be in effect) (the "AAA Rules"), shall be the sole and exclusive method for resolving any claim or dispute ("Claim") arising out of or relating to the rights and obligations of the parties under this Agreement and the employment of Executive by the Company (including, without limitation, claims and disputes regarding employment discrimination, sexual harassment, termination and discharge), whether such Claim arose or the facts on which such Claim is based occurred prior to or after the execution and delivery of this Agreement. The parties hereto agree that (i) one arbitrator shall be appointed pursuant to the AAA Rules to conduct any such arbitration, (ii) all meetings of the parties and all hearings with respect to any such arbitration shall take place in Chicago, Illinois, (iii) each party to the arbitration shall bear such party's own costs and expenses (including, without limitation, all attorneys' fees and expenses, except to the extent otherwise required by applicable law), (iv) all costs and expenses of the arbitration proceeding (such as filing fees, the arbitrator's fees, hearing expenses, etc.) shall be borne by the Company. The parties agree that the judgment, award or other determination of any arbitration under the AAA Rules shall be final, conclusive and binding on all of the parties hereto. Nothing in this Section 16 shall prohibit any party hereto from instituting litigation to enforce any final judgment, award or determination of the arbitration. Each party hereto hereby irrevocably submits to the jurisdiction of the federal and state courts sitting in Chicago, Illinois, and agrees that such courts shall be the exclusive forum for the enforcement of any such final judgment, award or determination of the arbitration. Each party hereto irrevocably consents to service of process by registered mail or personal service and waives any objection on the grounds of personal jurisdiction, venue or inconvenience of the forum. Each party hereto further agrees that each other party hereto may initiate litigation in any court of competent jurisdiction to execute any judicial judgment enforcing or not enforcing any award, judgment or determination of the arbitration.

                  (b) Notwithstanding the foregoing, prior to any party hereto instituting any arbitration proceeding hereunder to resolve any Claim, such party first shall submit the Claim to a mediation proceeding between the parties hereto which shall be governed by the prevailing procedures of the American Arbitration Association and shall be conducted in Chicago, Illinois. If the parties hereto have not agreed in writing to a resolution of the Claim pursuant to the mediation within 45 days after the commencement thereof or if any party refuses to participate in the mediation process, then the Claim may be submitted to arbitration under Section 16(a) above. Each party hereto shall bear such party's own costs and expenses incurred in connection with the mediation, and all costs and expenses of the mediation proceeding shall be borne equally by the parties hereto.


                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.


                            NAVIGATION TECHNOLOGIES CORPORATION


                            By:      /s/  Judson Green
                                     ----------------------------------------

                            Its:     President and Chief Executive Officer





                            /s/  John MacLeod
                            -------------------------------------------------
                            John MacLeod

                                                                    Exhibit A

                                 GENERAL RELEASE


         I, John MacLeod, in consideration of and subject to the performance by Navigation Technologies Corporation, a Delaware corporation (together with its subsidiaries, the "Company"), of its material obligations under the Employment Agreement, dated as of September 1, 2000 (the "Agreement"), do hereby release and forever discharge as of the date hereof the Company and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its direct or indirect owners (collectively, the "Released Parties") to the extent provided below.

1.       I understand that any payments or benefits paid or granted to me under
         Section 4(b) of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in Section 4(b) of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release.

2. Except as provided in paragraph 4 below, I knowingly and voluntarily release and forever discharge the Company and the other Released Parties from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this General Release) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection
         Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters) (all of the foregoing collectively referred to herein as the "Claims").

3. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action or other matter covered by paragraph 2 above.

4. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in paragraph 2 hereof as of the execution of this General Release.

6. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7. I agree that I will forfeit all amounts payable by the Company pursuant to the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys' fees, and return all payments received by me pursuant to the Agreement.

8. I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

9. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity.

10. I agree to reasonably cooperate with the Company in any internal investigation or administrative, regulatory or judicial proceeding. I understand and agree that my cooperation may include, but not be limited to, making myself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company's request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents which are or may come into my possession all at times and on schedules that are reasonably consistent with my other permitted activities and commitments. I understand that in the event the Company asks for my cooperation in accordance with this provision, the Company will reimburse me solely for reasonable travel expenses, including lodging and meals, upon my submission of receipts.

11. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement.

12. Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(a)      I HAVE READ IT CAREFULLY;

(b) I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED; TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963; THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(c)      I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(d) I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND HAVE DONE SO, OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(e) I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON _______________ __, _____ TO CONSIDER IT AND THE CHANGES MADE SINCE THE _______________ __, _____

         VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

(f) THE CHANGES TO THE AGREEMENT SINCE _______________ ___, _____ EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST.

(g) I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

(h) I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(i) I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.



DATE:               ,
      ----------- --  -------                --------------------------------
                                             John MacLeod